Exhibit (m)(i)(B)

DIREXION FUNDS

INVESTOR CLASS

DISTRIBUTION PLAN

SCHEDULE A

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Investor Class Distribution Plan shall be as follows:

Direxion Monthly U.S. Dollar Bull 3X Fund	Direxion Monthly U.S. Dollar Bear 3X Fund

Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly Latin America Bull 2X Fund
Direxion Monthly Emerging Markets Bull 2X Fund	Direxion Monthly MSCI Emerging Markets Bear 1.5X Fund
Direxion Monthly Commodity Bull 2X Fund
Direxion Monthly China Bull 2X Fund
Direxion Monthly Energy Bull 2X Fund	Direxion Monthly Energy Bear 2X Fund
Direxion Monthly NASDAQ Biotechnology Bull 2X Fund	Direxion Monthly NASDAQ Biotechnology Bear 1.25X Fund
Direxion Monthly Gold Bull 2X Fund	Direxion Monthly Gold Bear 2X Fund
Direxion Monthly Silver Bull 2X Fund	Direxion Monthly Silver Bear 2X Fund
Direxion Monthly MSCI Europe Bull 2X Fund	Direxion Monthly MSCI Europe 1.25X Bear Fund
Direxion Monthly U.S. Dollar Equal Weight Bull 2X Fund	Direxion Monthly U.S. Dollar Equal Weight Bear 2X Fund
Direxion Monthly Crude Oil Bull 2X Fund	Direxion Monthly Crude Oil Bear 1.5X Fund
Direxion Monthly MSCI Europe Currency Hedged Bull 2X Fund	Direxion Monthly MSCI Europe Currency Hedged Bear 1.5X Fund
Direxion Monthly MSCI EAFE Bull 2X Fund	Direxion Monthly MSCI EAFE Bear 1.25X Fund
Direxion Monthly Biotech Bull 1.5X Fund
Direxion Monthly NASDAQ-100® Bull 1.25X Fund	Direxion Monthly NASDAQ-100® Bear 1.25X Fund
Direxion NASDAQ-100® Bull 1X Fund	Direxion Monthly NASDAQ-100® Bear 1X Fund
Direxion Monthly 25+ Year Treasury Bull 1.2X Fund	Direxion Monthly 25+ Year Treasury Bear 1X Fund
Direxion Monthly High Yield Bull 1.2X Fund

Direxion Indexed CVT Strategy Fund

Direxion Dynamic HY Bond Fund

Up to 1.00% of the average daily net assets. The current authorized maximum annualized fee is 0.25% of average daily net assets.

Last Revised: February 11, 2016